Exhibit 10.4
MARITRANS OPERATING COMPANY L.P. – SUNOCO, INC. (R & M)
LIGHTERING CONTRACT
BIG STONE BEACH ANCHORAGE LIGHTERING
AS OF SEPTEMBER 1, 2005
CORPORATE GUARANTEE
In order to induce Sunoco, Inc. its successors and assigns, and /or any present or future subsidiaries and affiliates, including but not limited to Sunoco Inc.(R&M), as defined under the Securities Act of 1933 (thereafter called “Sun”) to extend credit or enter into contracts and agreements with Maritrans Operating Company L.P. as now or hereinafter constituted and its successors and assigns (hereinafter designated the “Debtor”), the undersigned hereby guarantees the full and prompt performance or payment to Sun of any indebtedness including any accrued interest and any other liabilities and obligations of Debtor to Sun in connection with an extension of credit by Sun to, or an indebtedness arising with Debtor, together with all expenses of obtaining payment thereof or enforcing the collateral security of this Guarantee, including court and reasonable attorneys fees (said indebtedness, liabilities, obligations and expenses being referred herein as “such obligations”).
     The amount of such obligations guaranteed by this Corporate Guarantee shall not exceed Twenty Five Million Dollars ($25,000,000.00). This Corporate Guarantee shall terminate upon termination of the Long Term Lightering Contract dated September 2, 2005 except for any indebtedness of obligations first arising prior to such termination date.
     The undersigned agree that without notice to them and without releasing or affecting their liability hereunder, you may extend, renew, modify, or waive any terms of, release, surrender, exchange, compromise, or settle Such Obligations or any collateral security therefore; or exchange, release or surrender any such security. Notice of acceptance of this Guarantee and of the incurring of Such Obligations or any default thereon or acceleration thereof, as well as notice of demand, protest, presentment for acceptance or payment, or dishonor for non-acceptance or non-payment with respect to Such Obligations are hereby waived.
     In the event of Debtor’s failure to perform or to pay any of Such Obligations, Sun at its option and without notice to the undersigned may exercise as to any collateral security held all rights of a secured creditor as afforded under the laws of the State of Pennsylvania and may apply the proceeds of any sale or disposition, or any other funds of Debtor in your possession whatsoever, to the satisfaction of any of Such Obligations (after deducting all costs, expenses and attorney’s fees incurred in the realization on, or protection of, such security) without releasing the undersigned from liability to pay any deficiency remaining unpaid after such application.
     This Guarantee shall be a continuing, absolute, and unconditional Guarantee and may be enforced by Sun without first making demand upon or proceeding against Debtor or others liable for Such Obligations and without first resorting to any collateral security or other property or invoking other available rights or remedies.
     All Such Obligations shall become immediately due and payable by the undersigned in the manner stated above without demand or notice if Debtor would fail to pay any money owed to Sun when due, unless Sun elects not to treat any or all of such obligations as immediately due and payable by the undersigned.
     This Guarantee shall be binding upon the undersigned and their representatives, successors and assigns and shall inure to the benefit of all your successors or assigns. No waiver of Sun’s rights hereunder or any modification hereof shall be effective unless in a writing signed by Sun’s authorized officer, and each waiver shall extend only to the specific instance involved and shall not impair Sun’s rights in any other respect at any other time
     Although referred to as a Guarantee, this instrument is intended to be a contract of suretyship upon which the undersigned intends to be legally bound. This Guarantee shall be governed in its entirety by the laws of the Commonwealth of Pennsylvania.
     Guarantor represents and warrants to Sun (1) that this Guarantee has been duly authorized, executed and delivered by Guarantor and constitutes a valid and legally binding obligation on its part enforceable in accordance with its terms, and is in full force and effect, (2) that there is no action, suit, proceedings or threat or any; basis thereof, affecting the validity or enforceability of the Guarantee, (3) that the Guarantee; does not, and the performance hereof will not, conflict with or result in any violation of any bylaw, articles of incorporation, agreement, decree, statute, or regulation applicable to Guarantor, and (4) that Guarantor now possesses and will maintain the ability to perform this Guarantee so long as any of its obligations hereunder remain outstanding.
     In the event of a default hereunder, or in case of the of the insolvency or failure in business of Debtor or of Guarantor, or in the event that a petition in bankruptcy or for a receiver be filed in any court by or against Debtor or the Guarantor, or an application be made for a writ of attachment against any property of any of them, then all contracts, instruments, loans, advances, credits or other obligations previously referred to shall Sun’s election be deemed for the purposes of this guarantee to be subject to immediate performance including payment and the liability of Guarantor hereunder shall accrue, all without demand or notice.
     No performance including payment by Guarantor pursuant to any provision of the Guarantee or other satisfaction of the Guarantor’s liabilities under this guarantee by resort to the property of the Guarantor shall entitle Guarantor, by subrogation of Sun’s rights or otherwise, to any payment or performance by Debtor or out of the property of Debtor, except after payment in full of all sums which may be or become payable to Sun by the Debtor at any time or from time to time.
In witness whereof, the undersigned has caused its corporate seal to be hereto affixed and attested, and this guarantee to be signed by its duly authorized officer in the City of Tampa, State of Florida this 2nd day of September 2, 2005.

Maritrans Inc.

By	/s/ Jonathan Whitworth

Jonathan Whitworth
Chief Executive Officer